Exhibit 10.96

GULP DATA, INC.

SAAS AGREEMENT

This SaaS Agreement (“Agreement”) is entered into on 8/17/2022 (the “Effective Date”) between Gulp Data, Inc., with a place of business at 1250 Av. Juan Ponce de León, 3rd Floor, San Juan, Puerto Rico, 00907 (“GulpData”), and CarbonMeta Technologies Inc, a Delaware company, with a place of business at 13110 NE 177th Place, #145 Woodinville, WA 98072 (“Customer”). There shall be no force or effect to any different terms of any related purchase order or similar form even if signed by the parties after the date hereof.

SECTION 1: DEFINITIONS

As used herein, the following terms shall have the following definitions:

a)	“DataSet” means the raw form of Customer’s data as set forth on Exhibit A, and any and all updates, upgrades and new data added by Customer to the DataSet during the Term of this Agreement.

b)	“Lender Agreement” means the lending agreement between Lender and Customer as set forth on Exhibit B.

c)	“Lender” means the third party Lender set forth on Exhibit B.

d)	“Services” means GulpData’s cloud-based services as further described herein.

e)	“Service Fee” collectively means the implementation and hosting fees as set forth on Exhibit A.

f)	“Natural Terminating Event” means the end of the month following the full payment and satisfaction of all obligations due by Customer to Lender under the Lender Agreement.

SECTION 2: GENERAL PROVISIONS

2.1. About the Services. As a requirement under the Lender Agreement, Lender requires that Customer store the DataSet with GulpData pursuant to the terms of this Agreement. Customer shall work with GulpData in good faith to set up, install, and maintain an interface (the “Interface”) between Customer’s systems and the GulpData Service to allow for the real-time access and extraction of the DataSet for the duration of the Term (as hereinafter defined in Section 5.1). Such DataSet shall be made available to GulpData in an un-encrypted format, at all times. Customer shall not block, interfere or tamper with, or otherwise prohibit, the Interface from accessing, analyzing and extracting the DataSet. Customer shall for the duration of the Term continue to update and service the DataSet. Any such blocking, interfering, tampering or otherwise prohibiting such Interface, or failing to update or service the DataSet required to be made available hereunder, shall be deemed a material breach of this Agreement by Customer. In consideration for the Service Fees set forth herein, and the other consideration provided to GulpData hereunder (including pursuant to Section 7 hereof), GulpData shall store and maintain a copy of the DataSet in the Services during the Term. Customer hereby grants GulpData the right to access, store, maintain, update and otherwise use the DataSet in order to provide the Services to Customer during the Term.

2.2. Reliance on the Services; Assumption of the Risk. Customer acknowledges that the Services are provided for general storage purposes only. Customer acknowledges further that any reliance on the Services is at Customer’s own risk. Customer understands and agrees that GulpData shall bear no liability or otherwise be responsible for delays in the provision of Services or any portion thereof.

2.3. Restrictions and Responsibilities. In addition to the other restrictions set forth in this Agreement, Customer will not, directly or indirectly, do any of the following: reverse engineer, decompile, disassemble or otherwise attempt to discover the source code, object code or underlying structure, ideas, know-how or algorithms relevant to the Services or any Interface, software, documentation or data related to the Services (“Software”); modify, translate, or create derivative works based on the Services or any Software (except to the extent permitted in writing by GulpData). Customer represents, covenants, and warrants that Customer will use the Services only in compliance with this Agreement and all applicable laws and regulations, and will not tamper with the Services or Software. Customer shall be responsible for obtaining and maintaining any equipment and ancillary services needed to connect to, access or otherwise use the Services, including, without limitation, modems, hardware, servers, software, operating systems, networking, web servers and the like (collectively, “Equipment”). Customer shall also be responsible for maintaining the security of the Equipment, and for all uses of Customer’s account or the Equipment with or without Customer’s knowledge or consent.

2.4. Authorized Users. Customer is responsible for compliance of this Agreement by its personnel (collectively, the “Authorized Users”). Additionally, Customer shall require Authorized Users to (i) keep all passwords used to access the Services confidential and secure; (ii) not attempt to gain unauthorized access to the Services or their related systems or networks; and (iii) not tamper with the DataSet or the Interface. Customer shall not, and shall cause all Authorized Users not to, impersonate another user or provide false user information or passwords or share accounts. Customer is solely responsible for the performance of all obligations under this Section, and Authorized Users’ compliance with all applicable federal, state and local laws.

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SECTION 3: USE OF THE SERVICES

3.1. Right to Monitor. GulpData shall have the right to monitor Customer’s use of the Services, and its obligations hereunder.

3.2. Proprietary Information and Data Confidentiality. Each party (the “Receiving Party”) understands that the other party (the “Disclosing Party”) has disclosed or may disclose business, technical or financial information relating to the Disclosing Party’s business that the Receiving Party knows or reasonably should know is confidential to the Disclosing Party (hereinafter referred to as “Proprietary Information” of the Disclosing Party). Proprietary Information of GulpData includes non-public information regarding features, functionality and performance of the Service, and the Derived Data (defined in Section 9.3). Proprietary Information of Customer includes, but is not limited to, the DataSet. The Receiving Party agrees: (i) to take reasonable precautions to protect such Proprietary Information, and (ii) not to use (except in performance or development of the Services or as otherwise permitted in this Agreement) or divulge to any third person any such Proprietary Information. The Disclosing Party agrees that the foregoing shall not apply with respect to (I) any information after three (3) years following the disclosure thereof; or (II) any information that the Receiving Party can document (a) is or becomes generally available to the public, or (b) was in its possession or known by it prior to receipt from the Disclosing Party, or (c) was rightfully disclosed to it without restriction by a third party, or (d) was independently developed without use of any Proprietary Information of the Disclosing Party. A disclosure of Proprietary Information which is required to be disclosed by law or by a regulatory authority is not a breach of this Agreement. Customer shall own all right, title and interest in and to the DataSet, except for the rights expressly granted to GulpData hereunder. GulpData shall own and retain all right, title and interest in and to (A) the Services and Software, all improvements, enhancements or modifications thereto, (B) any software, applications, inventions or other technology developed in connection with implementation services, customer feedback or technical support, (C) any Derived Data (as hereinafter defined in Section 9.3), and (D) all intellectual property rights related to any of the foregoing. No rights or licenses are granted to the other party’s Proprietary Information, except as expressly set forth herein.

SECTION 4: FEES; TERMS OF PAYMENT; REFUNDS

4.1. Service Fees. Customer shall pay the Service Fees (or have the Service Fees paid on their behalf by Lender) as compensation for the Services performed by GulpData. All Service Fees paid hereunder shall be non-refundable.

4.2. Invoicing. All Service Fees shall be due up front in advance of the Term.

4.3. Form of Payment. Payment shall be made as requested by GulpData.

4.4. Taxes. All Service Fees are exclusive of taxes, including, without limitation, any sales, use, excise, withholding or other taxes based on the payment of any fees hereunder or use or access of the Services by Customer hereunder (collectively, “Taxes”).

SECTION 5: TERM AND TERMINATION

5.1. Term. This Agreement commences as of the Effective Date and shall continue thereafter for a period of twelve (12) months thereafter, or as otherwise extended or earlier terminated as provided for under this Agreement (the “Term”).

5.2. Termination. Either party may terminate this Agreement for cause if the other party materially breaches this Agreement and such breach is not cured within three (3) business days after written notice of the breach. In addition, this Agreement shall also terminate on a Natural Terminating Event.

5.3. No Refund of Fees. In no event shall any fees paid to GulpData be refunded, in whole or in part, for any reason or no reason whatsoever.

5.4. Destruction of Customer Data. In the event this Agreement is terminated due to a Natural Terminating Event, GulpData shall delete or destroy the DataSet held by GulpData in the Services. Except in the case of a Natural Terminating Event, Customer understands that the DataSet will not be deleted or destroyed.

5.5 Survival. Sections 3, 4, 6, 7, 8 and 9 shall survive any termination or expiration of this Agreement.

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SECTION 6: DISCLAIMERS; LIMITATIONS OF LIABILITY; INDEMNIFICATION

6.1. DISCLAIMER OF WARRANTY. GULPDATA DOES NOT WARRANT THAT THE SERVICES WILL BE UNINTERRUPTED OR ERROR FREE; NOR DOES IT MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM USE OF THE SERVICES. THE SERVICES ARE PROVIDED “AS IS” AND GULPDATA DISCLAIMS AND EXCLUDES ALL WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

6.2. LIMITATION OF LIABILITY. GULPDATA SHALL NOT HAVE ANY LIABILITY TO CUSTOMER ARISING OUT OF OR RELATING TO THIS AGREEMENT FOR ANY: (I) LOST REVENUES, PROFITS, SAVINGS OR GOODWILL; OR (II) ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES. IN ADDITION, THE TOTAL AGGREGATE LIABILITY OF GULPDATA ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS AGREEMENT SHALL NOT EXCEED THE AMOUNT OF SERVICES FEES PAID BY CUSTOMER TO GULPDATA.

6.3. INDEMNIFICATION. CUSTOMER AGREES TO, AS APPLICABLE, DEFEND OR TO ASSIST IN THE DEFENSE OF GULPDATA AND GULPDATA’S AFFILIATES, SUPPLIERS, VENDORS AND ITS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, USERS AND AGENTS (COLLECTIVELY, THE “INDEMNIFIED PARTIES”), FROM AND AGAINST ALL CLAIMS, CAUSES OF ACTION, SUITS, PROCEEDINGS, EACH BROUGHT BY A THIRD PARTY, TO THE EXTENT ARISING OUT OF OR RELATED TO (A) CUSTOMER’S USE OF THE SERVICES; (B) CUSTOMER’S NONCOMPLIANCE WITH OR BREACH OF THIS AGREEMENT; (C) CUSTOMER’S VIOLATIONS OF ANY THIRD-PARTY RIGHTS, INCLUDING THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS; OR (D) GULPDATA’S PERMITTED USE OF THE DATASET PURSUANT TO THIS AGREEMENT, AND SHALL INDEMNIFY AND HOLD INDEMNIFIED PARTIES HARMLESS FROM ALL RESULTING LIABILITIES, LOSSES, DAMAGES, JUDGMENTS, SETTLEMENTS, COSTS AND EXPENSES, INCLUDING ATTORNEYS’ FEES AND COSTS OF LITIGATION AND APPEAL.

SECTION 7: LICENSE RIGHTS

7.1 License Grant Customer hereby grants GulpData the perpetual, royalty-free, unrestricted right and license to use, sell or otherwise distribute the DataSet, in whole, in part or aggregated with other data, provided however that GulpData may not sell or otherwise distribute the DataSet, in whole, in part or aggregated with other data, for any commercial purposes unless: (a) Customer has breached this Agreement, in any manner and for any reason, including, without limitation, any obstruction or tampering of the Interface, and has failed to cure such breach within the cure period set forth in Section 5.2, or (b) Customer has defaulted or otherwise violated the terms of the Lender Agreement in accordance with the terms thereof.

SECTION 8: GOVERNING LAW; ARBITRATION

8.1. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions. Each of the parties hereto agrees to submit to the personal jurisdiction of the courts located in Kent County, Delaware, and any cause of action that relates to or arises from this Agreement and/or the Services must be filed therein unless subject to the binding arbitration provisions of Section 8.2.

8.2. Arbitration. The parties agree that any dispute concerning, relating, or referring to this Agreement and/or the Services shall be resolved exclusively by binding arbitration administered by JAMS in accordance with the substantive laws of the State of Delaware and shall be brought for arbitration in Kent County, Delaware, pursuant to the JAMS Comprehensive Arbitration Rules and Procedures, which are deemed incorporated by reference into this Section 8.2.. The arbitrator and not any federal, state, or local court or agency shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, conscionability, or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. Nothing herein prevents either party from seeking any interim injunction it deems necessary in order to preserve the status quo prior to the resolution of any dispute, in any jurisdiction.

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SECTION 9: MISCELLANEOUS

9.1. Authority. Each party represents and warrants to the other that it has full power and authority to enter into this Agreement and that it is binding upon such party and enforceable in accordance with its terms, except as may be limited by bankruptcy or insolvency laws and subject to principles of equity.

9.2. Waiver. Any waiver of a right under this Agreement shall only be effective if agreed or declared in writing. Any delay in exercising a right or the non-exercise of a right shall not be deemed a waiver and shall not prevent a party from exercising that right in the future. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

9.3. Derived Data. Notwithstanding anything to the contrary herein contained, GulpData shall have (and Customer consents to GulpData having) the right to collect, analyze and appraise data and other information relating to the provision, use and performance of the Services, including, without limitation, information concerning the DataSet and data derived therefrom, (including by use of scripts, crawlers and other tools implemented by GulpData) (such data and information to be collectively referred to herein as “Derived Data”). GulpData shall own all right, title and interest in and to the Derived Data. Customer acknowledges that GulpData may use, sell, or otherwise distribute the Derived Data as it sees fit, subject to Section 3.2, including for use in improving and enhancing the Services and for other development, diagnostic and corrective purposes in connection with the Services and other GulpData offerings, and for any other legal purposes. No rights or licenses to the Derived Data are granted to Customer hereunder.

9.4. Force Majeure. Each party hereto shall not be bound to meet any obligation if prevented from doing so as a consequence of acts of God or force majeure, including but not limited to measures taken or imposed by any government or public authority or in case of any other event beyond the control of us, including but not limited to natural disasters (such as storm, hurricane, fire, flood, earthquake), war, civil unrest, terrorist activities, states of emergency, government sanctions, embargos, nationalizations, strikes and breakdowns of public utilities (such as of electricity or telecommunication services). The affected party shall use all reasonable efforts to notify the other party of the circumstances causing the delay and to resume performance as soon as possible, both without undue delay.

9.5. Assignment. GulpData shall have the right to assign and/or transfer this Agreement and GulpData’s rights and obligations hereunder to any third party after notifying Customer as provided for herein. Customer agrees and acknowledges that Customer shall not assign or transfer its rights or subcontract or delegate the performance of any of its rights under this Agreement without GulpData’s prior written consent which consent shall not be unreasonably withheld or delayed. Any purported assignment or transfer in violation of this paragraph is void.

9.6. Rights of Third Parties. This Agreement does not give any right to any third party unless explicitly stated herein.

9.7. Relationship of the Parties. The parties are independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture or agency relationship between them. Neither party has authority to enter into any agreement of any kind in the name of the other party.

9.8. Severability. If any part of this Agreement is determined to be invalid or unenforceable by applicable law, then the invalid or unenforceable provision will be deemed superseded by a valid, enforceable provision that most closely matches the intent of the original provision and the remainder of this Agreement will continue in effect.

9.9. Notices. Except as explicitly stated otherwise, any notices shall be given in writing and delivered by email or postal mail to, as applicable, the email address set forth in the signature page or the address first set forth above, as each may be amended from time-to-time.

9.10. Publicity. Customer grants a perpetual and irrevocable license to GulpData to reference Customer on public customer lists and to use Customer’s name and logo in press releases, advertising material and other promotional material. GulpData may, subject to Customer’s written approval, also publish a case study outlining the success of the relationship established by this Agreement, provided that it does not disclose any Proprietary Information.

9.11. Entire Agreement. This Agreement and the Exhibits hereto contain the entire agreement of the parties with respect to the subject matter of this Agreement. All prior agreements and understandings on the subject matter are expressly merged into this Agreement. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by the parties hereto concerning this Agreement.

(signature page to follow)

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IN WITNESS WHEREOF, THE CUSTOMER AND GULP DATA HAVE CAUSED THIS AGREEMENT TO BE DULY EXECUTED BY THEIR RESPECTIVE DULY AUTHORIZED OFFICERS AS OF THE DATE FIRST ABOVE WRITTEN.

GULP DATA, INC.		CARBONMETA TECHNOLOGIES INC.

By:		By:
	(Signature)		(Signature)

Name:	Lauren Cascio	Name:	Lloyd Spencer

Title:	Chairman	Title:	CEO

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Exhibit A

Data Set; Service Fees

DataSet Details:

1.	Connecticut Business Case : Complete business model for processing of plastics waste into high value hydrogen and carbon, including presentation and pro-forma P&L
2.	West Virginia Business Case : Complete business model for processing of coal waste into high value carbon, including presentation and pro-forma P&L
3.	Data Files : list of active coal plants, which are target customers for the West Virginia Business Case data set
4.	Silicon Carbide Study : complete and recent study on silicon carbide marketplace

Service Fees: The Service Fees for the Term shall be:

Implementation Fees: $1,500

Hosting Fees: $3.500

__________________________________

Total Service Fees: $5,000

Payment Instructions:

Beneficiary Name: Gulp Data Inc.

Account Number: XXXXXX

Type of Account: Checking

Beneficiary Address: 1250 Ponce de Leon Ave, STE 301 San Juan, San Juan 00907

Receiving Bank Details: ABA# 084106768 - Evolve Bank & Trust

Bank Address: 6070 Poplar Ave, Suite 200 Memphis, TN 38119

Payment Terms: The Services Fees shall be paid in advance.

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Exhibit B

Copy of Loan Agreement

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